Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

RUCKUS WIRELESS, INC.

AMENDED AND RESTATED BYLAWS

OF

RUCKUS WIRELESS, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1.1 REGISTERED OFFICE. The registered office of Ruckus Wireless, Inc., a Delaware corporation (hereinafter called the “Corporation”), shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the “Board”).

Section 1.2 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

Section 1.3 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

Section 2.2 SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings, or by one or more stockholders holding shares in the aggregate entitled to cast not less than twenty percent (20%) of the votes at that meeting, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time hereafter, the “DGCL”), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified.

Section 2.3 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof.

Section 2.4 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him, her or it personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him, her or it at his, her or its address furnished by him, her or it to the Secretary of the Corporation for such purpose or, if he, she or it shall not have furnished to the Secretary his, her or its address for such purpose, then at his, her or its address last known to the Secretary, or by transmitting a notice thereof to him, her or it at such address by telegraph, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Whenever notice is required to be given to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

Section 2.5 QUORUM. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.6 VOTING.

(a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him, her or it and registered in his, her or its name on the books of the Corporation:

(i) on the date fixed pursuant to Section 2.10 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

(ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he, she or it shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his, her or its proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the DGCL.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his, her or its proxy appointed by an instrument in writing, subscribed by such stockholder or by his, her or its attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he, she or it shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his, her or its proxy if there be such proxy, and it shall state the number of shares voted.

Section 2.7 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

Section 2.8 INSPECTOR OF ELECTION. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he or she shall have a material interest.

Section 2.9 STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.10 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these Bylaws or by law conferred upon or reserved to the stockholders.

Section 3.2 NUMBER AND TERM. The Board shall consist of one (1) or more members, the number of which shall be two (2) until changed thereafter from time to time by a resolution of the Board. Directors need not be stockholders of the Corporation. Each director shall hold office until a successor is elected and qualified or until the director resigns, is removed or dies.

Section 3.3 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board.

Section 3.4 RESIGNATION AND REMOVAL. Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Except as otherwise provided by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

Section 3.5 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

Section 3.6 PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.7 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.8 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.9 SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board or the President or by any director, if the Corporation has two (2) or fewer directors or, if the Corporation has more than two (2) directors, by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

Notice of the time and place of special meetings shall be given to each director either (i) by mailing or otherwise sending to him or her a written notice of such meeting, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; or (ii) by oral or electronic notice of such meeting at least forty-eight (48) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

Section 3.10 QUORUM AND ACTION. Except as otherwise provided in these Bylaws or by law (and except with respect to questions related to indemnification arising under Article VII for which a quorum shall be one-third of the exact number of directors fixed from time to time), the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission(s), and such written consent or electronic transmission(s) are filed with the minutes of proceedings of the Board or such committee. Such action by written consent or electronic transmission shall have the same force and effect as the unanimous vote of such directors.

Section 3.12 COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors’ fees, compensation and reimbursement for expenses for attendance at directors’ meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

Section 3.14 OFFICERS OF THE BOARD. A Chairman of the Board or a Vice Chairman may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

ARTICLE IV

OFFICERS

Section 4.1 OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.3 of these Bylaws. Any number of offices may be held by the same person. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

Section 4.2 ELECTION AND TERM. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 of these Bylaws, shall be chosen annually by the Board, and each shall hold his or her office until he or she shall resign or shall be removed or otherwise disqualified to serve, or until his or her successor shall be elected and qualified.

Section 4.3 SUBORDINATE OFFICERS. The Board may appoint, or may authorize the President to appoint, such other officers as the business of the Corporation may require, including an Assistant Secretary or an Assistant Treasurer, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the President from time to time may specify, and shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve.

Section 4.4 REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the President upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for the regular appointments to such office.

Section 4.6 PRESIDENT. The President of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He or she shall preside at all meetings of stockholders and the Board. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him or her by the Board or as prescribed by these Bylaws.

Section 4.7 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board and exercise and perform such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him or her by the Board or as is prescribed by these Bylaws.

Section 4.8 VICE PRESIDENT. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chairman of the Board, if any, by the Board or as is prescribed by these Bylaws. In the absence or disability of the President, the Vice President(s), in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

Section 4.9 SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.9 of these Bylaws, or if he or she shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.2 of these Bylaws, then any such person or persons may give notice of any such special meeting.

Section 4.10 TREASURER. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account at all reasonable times shall be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and to the directors, whenever they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

Section 4.11 COMPENSATION. The compensation of the officers of the Corporation, if any, shall be fixed from time to time by the Board.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 5.1 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, or employee or employees, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 5.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

Section 5.3 DEPOSIT. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.4 GENERAL AND SPECIAL BANK ACCOUNTS. The Board, from time to time, may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.1 CERTIFICATES FOR STOCK. The shares of stock of the Corporation shall be uncertificated, pursuant to Section 158 of the DGCL; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be certificated shares. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate, certificates or uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 of these Bylaws.

Section 6.2 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 of these Bylaws, and, in the case of certificated shares, upon surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if both the transferor and the transferee request the Corporation to do so.

Section 6.3 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares or uncertificated shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and, in the case of certificated shares, may require all certificates for stock to bear the signature or signatures of any of them.

Section 6.4 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, a new certificate may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 6.5 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE VII

INDEMNIFICATION

Section 7.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

(a) The Corporation shall indemnify its directors and executive officers (for the purposes of this Article VII, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board shall determine.

(c) The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the cCorporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this section, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(d) Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board’s independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the Corporation.

(e) The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(h) Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(i) If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j) For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 SEAL. The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

Section 8.2 WAIVER OF NOTICES. Whenever notice is required to be given under any provision of these Bylaws, the Certificate of Incorporation or by law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless required by the Certificate of Incorporation.

Section 8.3 LOANS AND GUARANTIES. The Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer who is a director, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

Section 8.4 GENDER. All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 8.5 AMENDMENTS. These Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new Bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or (ii) by the stockholders, by the vote of a majority of the outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting, or by written consent in lieu of a meeting in accordance with the DGCL; provided, however, that Section 2.2 of these Bylaws can only be amended if that Section as amended would not conflict with the Corporation’s Certificate of Incorporation. Any Bylaw made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.

RUCKUS WIRELESS, INC.

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Ruckus Wireless, Inc., a Delaware corporation (the “Corporation”), and that the foregoing Amended and Restated Bylaws were adopted as the Amended and Restated Bylaws of the Corporation on May 27, 2016.

The undersigned has executed this certificate as of May 27, 2016.

/s/ Ellen A. O’Donnell
Ellen A. O’Donnell, Secretary